STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of August 31, 2013 (this “Agreement”), is by and among Spencer Tucker and Richard Backus (collectively, the “Sellers”); and Homeowners of America Holding Company, Inc., a Delaware corporation (the “Purchaser”);

WHEREAS, the Sellers are the owners of an aggregate of 900,000 shares of Common Stock, par value $0.0001 per share, of the Purchaser (“Common Stock”);

WHEREAS, the Sellers desires and is willing to sell to the Purchaser, and the Purchaser desires and is willing to purchase 540,000 of Sellers’ shares of Common Stock ((the “Shares”) from the Sellers as set forth in more detail in Exhibit A, upon and subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the covenants, agreements and warranties contained herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Definitions. When used herein, the following terms shall have the meanings set forth below:

(a) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

(b) “Encumbrance” means any pledge, hypothecation, assignment, lien, restriction, charge, claim, security interest, option, preference, priority or other preferential arrangement of any kind or nature whatsoever.

(c) “Organizational Documents” means: (a) in the case of a Person that is a corporation, its articles or certificate of incorporation and its by-laws, regulations or similar governing instruments required by the laws of its jurisdiction of formation or organization; (b) in the case of a Person that is a partnership, its articles or certificate of partnership, formation or association, and its partnership agreement (in each case, limited, limited liability, general or otherwise); (c) in the case of a Person that is a limited liability company, its articles or certificate of formation or organization, and its limited liability company agreement or operating agreement; and (d) in the case of a Person that is none of a corporation, partnership (limited, limited, general or otherwise), limited liability company or natural person, its governing instruments as required or contemplated by the laws of its jurisdiction of organization.

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(d) “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental body or authority or any other entity.

(e) "Shareholder Documents" means (a) the Amended and Restated Certificate of Incorporation of Homeowners of America Holding Corporation dated November 8, 2005, as amended, (b) that certain Stockholders' Agreement by and among the Purchaser and the Sellers dated September 15, 2005, (c) Amendment No. 1 to Stock Purchase Agreement by and among the Purchaser and the Sellers dated November 11, 2005.

(e) “Transfer Restriction” means, with respect to any security or other property, any condition to or restriction on the ability of the holder thereof to sell, assign or otherwise transfer such security or other property or to enforce the provisions thereof or of any document related thereto, whether set forth in such security or other property itself or in any document related thereto or arising by operation of law, including, without limitation, such conditions or restrictions arising under federal, state or foreign laws or under any contracts, arrangements or agreements.

2. Sale and Purchase. On the date hereof, the Sellers will sell the Shares to the Purchaser, and the Purchaser will purchase the Shares from the Sellers at an aggregate purchase price of $5,400 or a purchase price per Share equal to One Cent ($0.01) (the aggregate purchase price for all the Shares is referred to herein as the “Purchase Price”) (the foregoing transaction is referred to herein as the “Transaction”).

3. Representations, Warranties and Agreements of the Sellers.

The Sellers hereby represent, warrant and agree on the date hereof:

(a) The Sellers have the power and capacity to enter into this Agreement and to consummate the Transaction. The execution, delivery, and performance by the Sellers of this Agreement and the consummation by the Sellers of their obligations hereunder have been duly authorized by all necessary action in respect thereof by the Sellers. This Agreement has been duly and validly executed and delivered by the Sellers and constitutes the legal, valid and binding obligation of the Sellers, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors’ rights generally, and by legal and equitable limitations on the availability of specific remedies. Any Person signing this Agreement on behalf of the Sellers has been duly and validly authorized and empowered to do so and has the authority to bind the Sellers and to effectuate the Transaction contemplated by this Agreement.

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(b) The execution, delivery and performance by the Sellers of this Agreement and consummation by the Sellers of the Transaction do not and will not: (i) violate any decree or judgment of any court or other governmental authority applicable to or binding on the Sellers; (ii) violate any provision of any federal or state statute, rule or regulation which is, to the Sellers’ knowledge, applicable to the Sellers; or (iii) violate or result in a default under any contract to which the Sellers or any of the Sellers’ assets or properties are bound. No consent or approval of, or filing with, any governmental authority or other Person not a party hereto is required for the execution, delivery and performance by the Sellers of this Agreement or the consummation of the Transaction.

(c) The Sellers are the record and beneficial owner of the Shares. Upon the transfer of the Shares to the Purchaser, the Purchaser will acquire good and marketable title thereto, free and clear of any Encumbrances or Transfer Restrictions other than (i) those set forth in the Shareholder Documents, and (ii) Transfer Restrictions arising solely under the Securities Act of 1933, as amended (the “Securities Act”), the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, or under similar state securities laws (the “Permitted Securities Law Restrictions”).

(d) No proceedings relating to the Shares are pending or, to the knowledge of the Sellers, threatened, before any court, arbitrator or administrative or governmental body or authority that would adversely affect the Sellers’ right to transfer the Shares to the Purchaser.

(e) The Sellers, by reason of, among other things, (i) their full access to information about the Purchaser and (ii) its business and financial experience, is capable of evaluating the merits and risks of the transfer of the Shares pursuant to this Agreement and of protecting its own interests in connection with the Transaction. Sellers are aware of the Purchaser’s business affairs and financial condition, and have acquired sufficient information about the Purchaser to reach an informed and knowledgeable decision to sell the Shares. Sellers have conducted an independent evaluation of Purchaser to determine whether to engage in the transfer of the Shares pursuant to this Agreement, and Sellers are desirous of consummating such transfer.

4. Representations, Warranties and Agreements of the Purchaser.

The Purchaser hereby represents, warrants and agrees as of the date hereof and on the Trade Date and the Settlement Date:

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(a) The Purchaser has the power and capacity to enter into this Agreement and to consummate the Transaction. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors’ rights generally, and by legal and equitable limitations on the availability of specific remedies.

(b) The execution, delivery and performance by the Purchaser of this Agreement and consummation by the Purchaser of the Transaction do not and will not: (i) violate any decree or judgment of any court or other governmental authority applicable to or binding on the Purchaser; (ii) violate any provision of any federal or state statute, rule or regulation which is, to the Purchaser’s knowledge, applicable to the Purchaser; (iii) conflict with, or result in any violation of, any provision of any Organizational Document of the Purchaser; or (iv) violate or result in a default under any material contract to which the Purchaser or any of the Purchaser’s assets or properties are bound. No consent or approval of, or filing with, any governmental authority or other Person not a party hereto is required for the execution, delivery and performance by the Purchaser of this Agreement or the consummation of the Transaction.

5. Closing Conditions and Deliveries.

(a) Conditions Precedent to Obligations of Purchaser:

(i) The Sellers shall deliver to the Purchaser the Shares against payment by Purchaser of the Purchase Price.

(ii) The representations and warranties of the Sellers contained herein shall be true and correct as of this date and the Purchaser shall have complied with all of the Sellers’ covenants and agreements contained herein.

(v) The Sellers shall, upon the reasonable request, execute and deliver all other such documents and instruments reasonably deemed necessary or desirable by the other party to fully effect the Transaction contemplated hereby, including with respect to any documents or approvals required by regulatory authorities.

(b) Conditions Precedent to Obligations of Sellers:

(i) The Purchaser shall deliver to the Sellers the Purchase Price by wire transfer of immediately available funds.

(ii) The representations and warranties of the Purchaser contained herein shall be true and correct as of the date hereof and the Purchaser shall have complied with all of the Purchaser’s covenants and agreements contained herein.

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(iii) The Stock Restriction Agreement between Spencer Tucker and the Purchaser, dated as of November 11, 2005, and any restrictions to the Shares thereunder shall have been terminated.

(iv) The Amendment No. 1 to Stock Purchase Agreement between Richard Backus and the Purchaser, dated as of November 11, 2005, and any restrictions to the Shares thereunder shall have been terminated.

(c) Conditions Precedent to Obligations of Both Parties

(i) Any consents necessary to consummate the sale of the Shares shall have been received.

(ii) There must not be in effect any legal requirement or any injunction or other order that (a) prohibits the sale of the Shares by the Sellers to the Purchaser and (b) has been adopted or issued, or has otherwise become effective.

6. Indemnities.

(a) Subject to the terms and conditions of this Agreement, from and after the Closing, the Sellers shall, jointly and severally, indemnify, defend and hold harmless the Purchaser from and against and in respect of all Losses that the Purchaser shall incur, suffer, sustain or become subject to, arising from, based on or resulting from (i) any breach of, or inaccuracy in, the representations and warranties of the Sellers made in Section 3 of this Agreement or any certificate delivered by or on behalf of each Seller in connection herewith (in each case without regard to any materiality qualifications contained in any such representation or warranty) and (ii) any breach of or non-fulfillment of any agreement or covenant of the Sellers in this Agreement.

(b) Subject to the terms and conditions of this Agreement, from and after the Closing, the Purchaser shall indemnify, defend and hold harmless the Sellers from and against and in respect of all Losses that the Sellers shall incur, suffer, sustain or become subject to, arising from, based on or resulting from (i) any breach of, or inaccuracy in, the representations and warranties of the Purchaser made in Section 4 of this Agreement or any certificate delivered by or on behalf of the Purchaser in connection herewith (in each case without regard to any materiality qualifications contained in any such representation or warranty) and (ii) any breach of or non-fulfillment of any agreement or covenant of the Purchaser in this Agreement.

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7. Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received, if given in person or by a courier or a courier service, (b) on the date of transmission, if sent by facsimile transmission or other means of electronic transmission (provided that the sending party retains written evidence of confirmed transmission), or (c) when actually received, if mailed by first-class certified or registered United States mail or recognized overnight courier service, postage-prepaid and return receipt requested, and all legal process with regard hereto shall be validly served when served in accordance with applicable law, in the case of the Purchaser, to 1333 Corporate Drive, Suite 325, Irving, TX 75238 Attention: Mr. Michael Rosentraub and, in the case of the Sellers, to Mr. Spencer Tucker at 5201 Briar Tree Dallas, TX 75248 , and to Mr. Richard Backus at 2100 Delaford Drive Arlington, TX 76002, or, in either case, at such other address as the recipient party may designate for such party in writing by notice to the other parties, given as herein provided.

8. Counterparts; Facsimile or Electronic Signatures. This Agreement may be executed in two or more counterparts. Each such counterpart shall be deemed to be an original, but all of which together shall constitute one and the same document. Executed counterparts to this Agreement transmitted by facsimile or by electronic transmission of portable document format (PDF) files or tagged image file format (TIF) files shall be deemed to be original signatures for all purposes.

9. GOVERNING LAW; VENUE. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.

10. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between such parties with respect to such subject matter.

11. Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the other provisions hereof shall not be affected thereby.

12. Specific Performance. Each party hereto acknowledges that it would be impossible to determine the amount of damages that would result from a breach of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, each other party shall, in addition to any other rights or remedies that it may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain any party from violating, any of such provisions. In connection with any action or proceeding for injunctive relief, each party hereto hereby waives the claim or defense that a remedy at law alone is adequate and, to the maximum extent permitted by law, consents to have each provision of this Agreement specifically enforced against such party, without the necessity of posting bond or other security against him or it, and consents to the entry of injunctive relief against him or it enjoining or restraining any breach or threatened breach of any provision of this Agreement.

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13. Consent of the Issuer. The Issuer hereby consents to the transfer of the Shares pursuant to this Agreement and undertakes to obtain any necessary government or regulatory approvals.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

PURCHASER:

Homeowners of America Holding Company, Inc.

By:	/s/ Michael Rosentraub
Name:	Michael Rosentraub
Title:	Chief Financial Officer

SELLERS:

SPENCER TUCKER
/s/ Spencer Tucker

RICHARD BACKUS
/s/ Richard Backus

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Exhibit A

Name of Seller	Number of Shares Sold

Spencer Tucker	480,000

Rickard Backus	60,000

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